Exhibit 99.1

TAL INTERNATIONAL GROUP, INC. REPORTS SECOND QUARTER 2015 RESULTS

Purchase, New York, July 29, 2015 – TAL International Group, Inc. (NYSE: TAL), one of the world’s largest lessors of intermodal freight containers and chassis, today reported results for the second quarter ended June 30, 2015.

Highlights:

•
TAL reported Adjusted pre-tax income per fully diluted common share of $1.24 for the second quarter of 2015, an increase of 0.8% from the first quarter of 2015. TAL’s Adjusted pre-tax income per fully diluted common share decreased 14.5% from the second quarter of 2014.

•	TAL reported leasing revenues of $150.8 million for the second quarter of 2015, an increase of 1.2% from the first quarter of 2015, and an increase of 4.2% from the second quarter of 2014.

•
TAL continues to achieve strong operational performance. Utilization averaged 97.1% for the second quarter of 2015, and through July 29, 2015, we have invested over $420 million in new and sale-leaseback containers for delivery in 2015.

•	TAL announced a quarterly dividend of $0.72 per share payable on September 23, 2015 to shareholders of record as of September 2, 2015.

Financial Results

The following table depicts TAL’s selected key financial information for the three and six months ended June 30, 2015 and 2014 (dollars in millions, except per share data):

	Three Months Ended June 30,			Six Months Ended June 30,
	2015	2014	% Change	2015	2014	% Change
Adjusted pre-tax income(1)	$40.9	$48.9	(16.4%)	$81.4	$96.4	(15.6%)
Adjusted pre-tax income(1) per share	$1.24	$1.45	(14.5%)	$2.47	$2.85	(13.3%)
Leasing revenues	$150.8	$144.7	4.2%	$299.8	$289.5	3.6%
Adjusted EBITDA(1)	$141.3	$142.1	(0.6%)	$279.9	$283.1	(1.1%)
Adjusted net income(1)	$26.4	$32.2	(18.0%)	$52.7	$63.2	(16.6%)
Adjusted net income(1) per share	$0.80	$0.95	(15.8%)	$1.60	$1.87	(14.4%)
Net income	$26.7	$29.4	(9.2%)	$52.4	$59.4	(11.8%)
Net income per share	$0.81	$0.87	(6.9%)	$1.59	$1.76	(9.7%)
Note: All per share data is per fully diluted common share.

The Company focuses on adjusted pre-tax results since it considers gains and losses on interest rate swaps and the write-off of deferred financing costs to be unrelated to operating performance and since it does not expect to pay any significant income taxes for a number of years due to the availability of accelerated tax depreciation on its existing container fleet and anticipated future equipment purchases.

Operating Performance

“TAL achieved solid results in the second quarter of 2015,” commented Brian M. Sondey, President and CEO of TAL International. “We generated $40.9 million of Adjusted pre-tax income, representing $1.24 of Adjusted pre-tax income per share. We grew our leasing revenues 4.2% from the second quarter of 2014, and we continued to generate an attractive level of returns. In the second quarter of 2015, our annualized Adjusted pre-tax return on tangible equity(1) was 15.8%.”

“TAL’s solid results in the second quarter were achieved in a difficult market environment. TAL has been experiencing lease pricing pressure and decreasing disposal gains for several years due to falling steel and new container prices, widely available low-cost financing and aggressive competition. However, we have generally benefited from strong leasing demand driven by solid trade growth and a market share shift from owned to leased containers. In 2015, we are facing even heavier pricing pressures due to a 35% drop in steel prices since December of last year, and we are also facing unusually low demand this year. Our pick-up volumes usually ramp-up as we approach the summer peak season for shipping, but we did not see an increase in pick-up volumes in the second quarter this year. Trade volumes on the critical Asia to Europe trade lane have been weak in 2015, and overall global containerized trade growth now seems likely to fall below expectations.”

“Our utilization remains at a high level and continues to drive our solid profitability despite the difficult market conditions. Our utilization averaged 97.1% in the second quarter of 2015, and finished the quarter at 96.6%. Our utilization currently stands at 96.1%. The resiliency of our utilization reflects the underlying strength of our lease portfolio. As of June 30, 2015, 74.7% of our containers on-hire were covered by long-term or finance leases, and these leases have an average remaining duration of 41 months assuming no leases are renewed. Our lease portfolio is also protected by our lease structuring discipline, especially in ensuring the vast majority of our containers on lease must be returned to strong export locations.”

“We have purchased over $420 million of new and sale-leaseback containers for delivery this year. Most of this investment was placed early in the year and is supported by customer lease commitments. This solid level of investment in a challenging year reflects TAL’s strong supply capability and close customer relationships. Container pick-ups, however, on most of our committed leases are proceeding slower than expected, and we accordingly plan to slow the pace of investments in the second half of the year.”

Outlook

Mr. Sondey continued, “We typically expect our operating and financial performance to improve as we move into the traditional summer peak season for shipping. However, we have not seen leasing demand improve seasonally this year, and our average lease rates will continue to fall due to the large difference between the rates on our existing leases and lease rates available in the current market. Still, our pick-up volumes will be supported by the large number of containers covered by committed leases, and we expect our utilization to remain at a high level due to the strength of our lease portfolio. Overall, we expect our Adjusted pre-tax income to decrease slightly from the second quarter to the third quarter of 2015.”

Dividend

TAL’s Board of Directors has approved and declared a $0.72 per share quarterly cash dividend on its issued and outstanding common stock, payable on September 23, 2015 to shareholders of record at the close of business on September 2, 2015. Based on the information available today, we believe this distribution will qualify as a return of capital rather than a taxable dividend for U.S. tax purposes. Investors should consult with a tax adviser to determine the proper tax treatment of this distribution.

Investors’ Webcast

TAL will hold a Webcast at 9 a.m. (New York time) on Thursday, July 30, 2015 to discuss its second quarter results. An archive of the Webcast will be available one hour after the live call through Friday, September 11, 2015. To access the live Webcast or archive, please visit the Company’s website at http://www.talinternational.com.

About TAL International Group, Inc.

TAL is one of the world’s largest lessors of intermodal freight containers and chassis with 17 offices in 11 countries and approximately 230 third-party container depot facilities in 40 countries. The Company’s global operations include the acquisition, leasing, re-leasing and subsequent sale of multiple types of intermodal containers and chassis. TAL’s fleet consists of approximately 1,468,000 containers and related equipment representing approximately 2,419,000 twenty-foot equivalent units (TEUs). This places TAL among the world’s largest independent lessors of intermodal containers and chassis as measured by fleet size.

Contact

John Burns
Senior Vice President and Chief Financial Officer
Investor Relations
(914) 697-2900

Important Cautionary Information Regarding Forward-Looking Statements

Statements in this press release regarding TAL International Group, Inc.'s business that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these statements involve risks and uncertainties, are only predictions and may differ materially from actual future events or results. For a discussion of such risks and uncertainties, see "Risk Factors" in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 19, 2015.

The Company’s views, estimates, plans and outlook as described within this document may change subsequent to the release of this statement. The Company is under no obligation to modify or update any or all of the statements it has made herein despite any subsequent changes the Company may make in its views, estimates, plans or outlook for the future.

(1) Adjusted pre-tax income, Adjusted EBITDA, Adjusted net income, and Adjusted pre-tax return on tangible equity are non-GAAP measurements we believe are useful in evaluating our operating performance. The Company’s definition and calculation of Adjusted pre-tax income, Adjusted EBITDA, Adjusted net income, and Adjusted pre-tax return on tangible equity are outlined in the attached schedules.

Please see below for a detailed reconciliation of these financial measurements.
-Financial Tables Follow-

TAL INTERNATIONAL GROUP, INC.
Consolidated Balance Sheets
(Dollars in thousands, except share data)
(Unaudited)

	June 30, 2015	December 31, 2014
ASSETS:
Leasing equipment, net of accumulated depreciation and allowances of $1,137,930 and $1,055,864	$3,855,705	$3,674,031
Net investment in finance leases, net of allowances of $846 and $1,056	205,525	219,872
Equipment held for sale	59,589	59,861
Revenue earning assets	4,120,819	3,953,764
Unrestricted cash and cash equivalents	72,161	79,132
Restricted cash	34,490	35,649
Accounts receivable, net of allowances of $1,003 and $978	85,269	85,681
Goodwill	74,523	74,523
Deferred financing costs	29,713	32,937
Other assets	12,852	11,400
Fair value of derivative instruments	3,209	1,898
Total assets	$4,433,036	$4,274,984
LIABILITIES AND STOCKHOLDERS' EQUITY:
Equipment purchases payable	$34,760	$88,336
Fair value of derivative instruments	6,781	10,394
Accounts payable and other accrued expenses	50,381	57,877
Net deferred income tax liability	441,898	411,007
Debt	3,223,630	3,040,842
Total liabilities	3,757,450	3,608,456
Stockholders' equity:
Preferred stock, $0.001 par value, 500,000 shares authorized, none issued	—	—
Common stock, $0.001 par value, 100,000,000 shares authorized, 37,167,134 and 37,006,283 shares issued respectively	37	37
Treasury stock, at cost, 3,911,843 and 3,829,928 shares	(75,310)	(71,917)
Additional paid-in capital	508,378	504,891
Accumulated earnings	251,307	246,766
Accumulated other comprehensive (loss)	(8,826)	(13,249)
Total stockholders' equity	675,586	666,528
Total liabilities and stockholders' equity	$4,433,036	$4,274,984

TAL INTERNATIONAL GROUP, INC.
Consolidated Statements of Income
(Dollars and shares in thousands, except earnings per share)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Leasing revenues:
Operating leases	$146,569	$139,489	$291,137	$278,819
Finance leases	3,887	4,724	7,911	9,677
Other revenues	382	510	765	994
Total leasing revenues	150,838	144,723	299,813	289,490

Equipment trading revenues	16,478	18,794	33,323	31,281
Equipment trading expenses	(14,957)	(16,579)	(30,388)	(27,418)
Trading margin	1,521	2,215	2,935	3,863

Net (loss) gain on sale of leasing equipment	(660)	2,461	(2,109)	5,557

Operating expenses:
Depreciation and amortization	60,021	54,237	118,405	108,040
Direct operating expenses	10,011	8,267	18,833	16,949
Administrative expenses	11,367	11,128	23,349	22,960
(Reversal) provision for doubtful accounts	(165)	5	(188)	36
Total operating expenses	81,234	73,637	160,399	147,985
Operating income	70,465	75,762	140,240	150,925
Other expenses:
Interest and debt expense	29,602	26,888	58,845	54,507
Write-off of deferred financing costs	—	3,729	—	4,899
Net (gain) loss on interest rate swaps	(364)	582	352	955
Total other expenses	29,238	31,199	59,197	60,361
Income before income taxes	41,227	44,563	81,043	90,564
Income tax expense	14,557	15,201	28,616	31,191
Net income	$26,670	$29,362	$52,427	$59,373
Net income per common share—Basic	$0.81	$0.87	$1.60	$1.77
Net income per common share—Diluted	$0.81	$0.87	$1.59	$1.76
Cash dividends paid per common share	$0.72	$0.72	$1.44	$1.44
Weighted average number of common shares outstanding—Basic	32,857	33,619	32,859	33,614
Dilutive stock options and restricted stock	151	178	149	168
Weighted average number of common shares outstanding—Diluted	33,008	33,797	33,008	33,782

TAL INTERNATIONAL GROUP, INC.
Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Six Months Ended June 30,
	2015	2014
Cash flows from operating activities:
Net income	$52,427	$59,373
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	118,405	108,040
Amortization of deferred financing costs	3,941	3,861
Amortization of net loss on terminated derivative instruments designated as cash flow hedges	1,355	1,463
Amortization of lease premiums	1,047	—
Net loss (gain) on sale of leasing equipment	2,109	(5,557)
Net loss on interest rate swaps	352	955
Write-off of deferred financing costs	—	4,899
Deferred income taxes	28,616	31,191
Stock compensation charge	3,449	3,419
Changes in operating assets and liabilities:
Net equipment purchased for resale activity	(4,809)	(4,627)
Net realized gain (loss) on interest rate swaps terminated prior to their contractual maturities	—	(1,700)
Other changes in operating assets and liabilities	(3,759)	(23,109)
Net cash provided by operating activities	203,133	178,208
Cash flows from investing activities:
Purchases of leasing equipment and investments in finance leases	(428,963)	(289,766)
Proceeds from sale of equipment, net of selling costs	66,026	83,503
Cash collections on finance lease receivables, net of income earned	21,289	24,100
Other	74	97
Net cash (used in) investing activities	(341,574)	(182,066)
Cash flows from financing activities:
Purchases of treasury stock	(4,446)	—
Stock options exercised and stock related activity	38	(234)
Financing fees paid under debt facilities	(717)	(8,246)
Borrowings under debt facilities	365,000	912,935
Payments under debt facilities and capital lease obligations	(182,251)	(862,871)
Decrease (increase) in restricted cash	1,159	(390)
Common stock dividends paid	(47,313)	(48,409)
Net cash provided by (used in) financing activities	131,470	(7,215)
Net (decrease) in unrestricted cash and cash equivalents	$(6,971)	$(11,073)
Unrestricted cash and cash equivalents, beginning of period	79,132	68,875
Unrestricted cash and cash equivalents, end of period	$72,161	$57,802
Supplemental non-cash investing activities:
Equipment purchases payable	$34,760	$61,579

The following table sets forth TAL’s equipment fleet utilization(2) as of and for the quarter ended June 30, 2015:

Average and Ending Utilization for the Quarter Ended June 30, 2015
Average Utilization	Ending Utilization
97.1%	96.6%

(2) Utilization is computed by dividing TAL’s total units on lease (in cost equivalent units, or "CEUs") by the total units in TAL’s fleet (in CEUs) excluding new units not yet leased and off-hire units designated for sale.

The following table provides the composition of TAL’s equipment fleet as of June 30, 2015 (in units, TEUs and CEUs):

	June 30, 2015
	Equipment Fleet in Units			Equipment Fleet in TEUs
	Owned	Managed	Total	Owned	Managed	Total
Dry	1,273,097	14,706	1,287,803	2,072,780	25,649	2,098,429
Refrigerated	66,051	29	66,080	125,428	46	125,474
Special	55,517	698	56,215	101,406	1,232	102,638
Tank	9,852	—	9,852	9,852	—	9,852
Chassis	20,293	—	20,293	36,325	—	36,325
Equipment leasing fleet	1,424,810	15,433	1,440,243	2,345,791	26,927	2,372,718
Equipment trading fleet	28,256	—	28,256	46,614	—	46,614
Total	1,453,066	15,433	1,468,499	2,392,405	26,927	2,419,332
Percentage	98.9%	1.1%	100.0%	98.9%	1.1%	100.0%

	June 30, 2015
	Equipment Fleet in CEUs
	Owned	Managed	Total
Operating leases	2,625,942	23,022	2,648,964
Finance leases	195,005	794	195,799
Equipment trading fleet	119,226	—	119,226
Total	2,940,173	23,816	2,963,989
Percentage	99.2%	0.8%	100.0%

Non-GAAP Financial Measures

We use the terms "EBITDA", “Adjusted EBITDA”, "Adjusted pre-tax income", "Adjusted net income", and "Adjusted pre-tax return on tangible equity" throughout this press release.

EBITDA is defined as net income before interest and debt expense, income tax expense, depreciation and amortization, and the write-off of deferred financing costs. Adjusted EBITDA is defined as EBITDA excluding gains and losses on interest rate swaps, plus principal payments on finance leases.

Adjusted pre-tax income is defined as income before income taxes as further adjusted for certain items which are described in more detail below, which management believes are not representative of our operating performance. Adjusted pre-tax income excludes gains and losses on interest rate swaps and the write-off of deferred financing costs. Adjusted net income is defined as net income further adjusted for the items discussed above, net of income tax.

Adjusted pre-tax return on tangible equity is defined as the current quarter's Annualized adjusted pre-tax income divided by the average adjusted tangible equity. Adjusted tangible equity is defined as total stockholders' equity plus net deferred income tax liability and the net fair value of derivative instruments less goodwill.

EBITDA, Adjusted EBITDA, Adjusted pre-tax income, Adjusted net income, and Adjusted pre-tax return on tangible equity are not presentations made in accordance with U.S. GAAP. EBITDA, Adjusted EBITDA, Adjusted pre-tax income, Adjusted net income, and Adjusted pre-tax return on tangible equity should not be considered as alternatives to, or more meaningful than, amounts determined in accordance with U.S. GAAP, including net income, or net cash from operating activities.

We believe that EBITDA, Adjusted EBITDA, Adjusted pre-tax income, Adjusted net income, and Adjusted pre-tax return on tangible equity are useful to an investor in evaluating our operating performance because:

-- these measures are widely used by securities analysts and investors to measure a company's operating performance without regard to items such as interest and debt expense, income tax expense, depreciation and amortization, and gains and losses on interest rate swaps, which can vary substantially from company to company depending upon accounting methods and the book value of assets, capital structure and the method by which assets were acquired;

-- these measures help investors to more meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our capital structure, our asset base and certain non-routine events which we do not expect to occur in the future; and

-- these measures are used by our management for various purposes, including as measures of operating performance to assist in comparing performance from period to period on a consistent basis, in presentations to our board of directors concerning our financial performance and as a basis for strategic planning and forecasting.

We have provided reconciliations of net income, the most directly comparable U.S. GAAP measure, to EBITDA and Adjusted EBITDA in the tables below for the three and six months ended June 30, 2015 and 2014. We have provided reconciliations of income before income taxes and net income, the most directly comparable U.S. GAAP measures, to Adjusted pre-tax income and Adjusted net income in the tables below for the three and six months ended June 30, 2015 and 2014.

We have also provided a reconciliation of Adjusted pre-tax return on tangible equity in the tables below for the current quarter.

TAL INTERNATIONAL GROUP, INC. Non-GAAP Reconciliations of EBITDA and Adjusted EBITDA (Dollars in Thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net income	$26,670	$29,362	$52,427	$59,373
Add:
Depreciation and amortization	60,021	54,237	118,405	108,040
Interest and debt expense	29,602	26,888	58,845	54,507
Write-off of deferred financing costs	—	3,729	—	4,899
Income tax expense	14,557	15,201	28,616	31,191
EBITDA	130,850	129,417	258,293	258,010
Add:
Net (gain) loss on interest rate swaps	(364)	582	352	955
Principal payments on finance lease	10,815	12,096	21,289	24,100
Adjusted EBITDA	$141,301	$142,095	$279,934	$283,065

TAL INTERNATIONAL GROUP, INC. Non-GAAP Reconciliations of Adjusted Pre-tax Income and Adjusted Net Income (Dollars and Shares in Thousands, Except Per Share Data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Income before income taxes	$41,227	$44,563	$81,043	$90,564
Add:
Write-off of deferred financing costs	—	3,729	—	4,899
Net (gain) loss on interest rate swaps	(364)	582	352	955
Adjusted pre-tax income	$40,863	$48,874	$81,395	$96,418
Adjusted pre-tax income per fully diluted common share	$1.24	$1.45	$2.47	$2.85
Weighted average number of common shares outstanding—Diluted	33,008	33,797	33,008	33,782

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net income	$26,670	$29,362	$52,427	$59,373
Add:
Write-off of deferred financing costs, net of tax(a)	—	2,450	—	3,212
Net (gain) loss on interest rate swaps, net of tax(a)	(235)	382	228	626
Adjusted net income(a)	$26,435	$32,194	$52,655	$63,211
Adjusted net income per fully diluted common share	$0.80	$0.95	$1.60	$1.87
Weighted average number of common shares outstanding—Diluted	33,008	33,797	33,008	33,782

(a) The differences between Adjusted net income and reported net income in the three and six months ended June 30, 2015 and 2014 were due to net gains and losses on interest rate swaps and the write-off of deferred financing costs. TAL uses interest rate swaps to synthetically fix the interest rates for most of its floating rate debt so that the duration of the fixed interest rates more closely matches the expected duration of TAL’s lease portfolio.

TAL INTERNATIONAL GROUP, INC. Non-GAAP Reconciliations of Adjusted Pre-tax Return on Tangible Equity (Dollars in Thousands)
	Balance as of June 30, 2015	Balance as of March 31, 2015
Total stockholders' equity	$675,586	$654,554
Net deferred income tax liability	441,898	418,298
Net fair value of derivative instruments liability	3,572	28,781
Goodwill	(74,523)	(74,523)
Total adjusted tangible equity	$1,046,533	$1,027,110
Average adjusted tangible equity(a)	$1,036,822
Adjusted pre-tax income (for the current three months ended)	$40,863
Annualized adjusted pre-tax income (Adjusted pre-tax income * 4)	$163,452
Adjusted pre-tax return on tangible equity	15.8%

(a) Calculated by taking the average of the current quarter's and the prior quarter's ending total adjusted tangible equity.